Exhibit 4.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT, OR COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES, UNLESS OTHERWISE PROHIBITED BY FEDERAL OR STATE SECURITIES LAWS.

Original Issue Date: April 9, 2018

$750,000

10%

CONVERTIBLE DEBENTURE

DUE April 9, 2019

FOR VALUE RECEIVED, Gopher Protocol Inc. a Nevada corporation (the “Company”) promises to pay to Bellridge Capital, LP or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $750,000 on or before April 9, 2019 (the “Maturity Date”) or such earlier date as this 10% Debenture (the “Debenture”) is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1. Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Common Stock Equivalents” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

“Contingent Obligation” means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

“Debenture Register” shall have the meaning set forth in Section 2(b).

“DTC” means the Depository Trust Company.

“DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including without limitation transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Company’s transfer agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Equity Conditions” means, during the period in question, (a) no Event of Default shall have occurred, (b) the Company has timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports other than Form 8-K reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company has met the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question, (c) on any date that the Company desires to make a payment of interest and/or principal in shares of Common Stock instead of cash, the average daily dollar volume of the Company’s common stock for the previous ten (10) Trading Days must be greater than $10,000, and (d) the Company shares of common stock must be DWAC Eligible and not subject to a “DTC chill”.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Indebtedness” means, with respect to any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchaser under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such Person, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (vii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (viii) all obligations for any earn-out consideration, (ix) the liquidation value of preferred capital stock of such Person, (x) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (ix) above, (xi) all obligations of the kind referred to in clauses (i) through (ix) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (xii) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (i)-(xi) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Mandatory Default Amount” means the payment of 150% of the outstanding principal amount of this Debenture and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 8(e).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of the Debentures and regardless of the number of instruments which may be issued to evidence the Debenture.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Purchase Agreement” means the Securities Purchase Agreement, dated as of March 1 ___, 2018, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

Section 2. Prepayment and Interest.

a) Payment of Interest in Cash or in Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of ten percent (10%) per annum (the “Interest Rate”). All interest payments hereunder will be payable in cash, or subject to the Equity Conditions and the Beneficial Ownership Limitation (as defined in Section 4(d)(ii)), in Common Stock at the Company’s discretion. Accrued and unpaid interest shall be due on the sooner to occur of (i) Maturity Date, (ii) except as otherwise set forth in this Debenture, or (iii) upon conversion of the Debenture.

b) Interest Calculations. Subject to Section 2(a), interest shall be calculated on the basis of a 365 day year, consisting of twelve (12) thirty (30)-calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”).

c) Late Fee.  Subject to Section 6(b) of this Debenture, all overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an annual interest rate equal to ten percent (10%) in excess of the Interest Rate, which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

d) Prepayment.  At any time upon five (5) days written notice to the Holder, the Company may prepay any portion of the principal amount of this Debenture and any accrued and unpaid interest. If the Company exercises its right to prepay any portion of the Debenture within ninety (90) calendar days from the Original Issue Date, the Company shall make payment to the Holder an amount in cash equal to the sum of the then outstanding principal amount of this Debenture being prepaid and accrued interest thereon multiplied by 110%. Commencing on the ninety-first (91st) calendar day after the Original Issue Date, if the Company exercises its right to prepay any portion of the Debenture until the Maturity Date the Company shall make payment to the Holder of an amount in cash equal to the sum of the then outstanding principal amount of this Debenture being prepaid and accrued interest thereon multiplied by 125%. The Holder may continue to convert the Debenture from the date notice of the prepayment is given until the date of the prepayment. Nothing in this Section 2(d) shall change the definition of “Mandatory Default Amount” set forth in Section 1 or applicability pursuant to Section 6(b).

e) Mandatory Prepayment at the Request of Holder. At any time after 240 days from the issuance date of this Debenture, upon five (5) days written notice to the Company, the Holder may demand that the Company any portion of the principal amount of this Debenture and any accrued and unpaid interest. If the Holder demands prepayment pursuant to this Section, the Company shall within one Trading Day of the date that Holder demands payment pursuant to this Section make payment to the Holder in an amount in cash equal to the sum of the then outstanding principal amount of this Debenture being prepaid and accrued interest thereon multiplied by 125%. The Holder may continue to convert the Debenture from the date notice of the prepayment is given until the date of the prepayment. Nothing in this Section 2(d) shall change the definition of “Mandatory Default Amount” set forth in Section 1 or applicability pursuant to Section 6(b).

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time while this the Debenture isoutstanding, subject to the limitations set forth in Section 4(d), this Debenture (including principal and accrued but unpaid interest on any principal being converted, if any) shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount (and any accrued interest) of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required by the Company.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture (and accrued interest thereon, if applicable) in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price.  The conversion fixed price in effect on any Conversion Date shall be equal to on dollar cents $1.00 (the “Conversion Price”, provided, however and notwithstanding anything to the contrary herein, during an Event of Default the Conversion Price in effect on any Conversion Date means, as of any Conversion Date or other date of determination, shall be 35% of the lowest trading price for the Company’s Common Stock during the twenty Trading Days immediately preceding the delivery by the Holder of a Notice of Conversion. The applicable prices shall be as reported by Bloomberg L.P. Notwithstanding the foregoing; in no event shall the Conversion Price be less then the par value of the Common Stock. All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and any accrued and unpaid interest by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares. The Conversion Shares issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be provided, at the Holder’s option, by the Company’s legal counsel or legal counsel provided by the Holder, in a form reasonably acceptable to the Company, at the Company’s expense) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144, Rule 144A or Regulation S. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT OR COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES, UNLESS OTHERWISE PROHIBITED BY FEDERAL OR STATE SECURITIES LAWS.

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company shall obtain at its cost a legal opinion to allow for such sales under Rule 144. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

iii. Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares (but subject to Section 4(d) of this Debenture); provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason (except as otherwise provided in the Transaction Documents), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion.    Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the greater of (i) the following formula: 1 X (P/CP) or (ii) 1,500,000 shares of the Company’s Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Debenture and payment of interest hereunder. In the foregoing formula, “P” shall mean principal amount of this Debenture; and “CP” shall mean the applicable Conversion Price in effect. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations.

i.  Reserved.

ii. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

e) Mandatory Prepayment. In the event that the Company consummates any financing (including, without limitation, equity or debt) with gross proceeds to the Company equal to or greater than $10,000,000, then the Company shall within three (3) Trading Days of the closing of such financing, prepay to the Holder in cash the principal amount of this Debenture and any accrued and unpaid interest as follows: the Company shall make payment to the Holder an amount in cash equal to the sum of the then outstanding principal amount of this Debenture being prepaid and accrued interest thereon multiplied by 125%. The Holder may continue to convert the Debenture from the date notice of the prepayment is given until the date of the prepayment.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  Anti-Dilution. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price except to the extent that such issuance is an Exempt Issuance (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion..

c) Reserved.

d) Pro Rata Distributions. During such time as this Debenture is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Debenture (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Debenture).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture (without regard to any limitations on the conversion of this Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f) Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights or (D)  the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Variable Rate Transaction. So long as this Debenture remains outstanding or the holder of this Debenture holds any Conversion Shares, the Company shall not directly or indirectly (i)(A) consummate any exchange of any Indebtedness and/or securities of the Company for any other securities and/or Indebtedness of the Company, (B) cooperate with any person to effect any exchange of securities and/or Indebtedness of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party), and/or (C) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Company and/or amend any non-convertible Indebtedness of the Company to make it convertible into securities of the Company, (ii) issue or sell any of its securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, and/or (B) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (1) at some future date after the initial issuance of such securities or (2) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, and/or (iii) enter into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Company may sell securities at a future determined price. Any transaction contemplated in this Section 5(h), shall be referred to as a “Variable Rate Transaction”. The Buyer shall be entitled to obtain injunctive relief against the Company to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right of the Buyer to collect damages. A “Variable Rate Transaction” shall also include mean, collectively, an “Equity Line of Credit” or similar agreement, or a Variable Priced Equity Linked Instrument. For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to the Holder on the Debenture, as and when the same shall become due and payable (whether on a Conversion Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within five (5) Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Debenture  (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) five (5)) Trading Days after the Company has become or should have become aware of such failure;

iii. a breach, default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

iv. any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the breach, default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) in any material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by (ii) above);

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within ten (10) Trading Days or the transfer of shares of Common Stock through DTC is no longer available or “chilled” and is not cured within five (5) Trading Days;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company shall fail for any reason to deliver certificates to the Holder prior to the third Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of the Debenture in accordance with the terms hereof;

x. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

xi. the Company does not meet the current public information requirements under Rule 144;

xii. if the Company or any Significant Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xiii. if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Significant Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xiv. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost in excess of $50,000, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xv. the Company shall fail to maintain sufficient reserved shares as required by the Purchase Agreement; or

xvi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days.

b) Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation and the Exchange Cap, if any Event of Default occurs, then the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election by notice in writing to Company, immediately due and payable in cash or in shares of Common Stock (subject to the Equity Conditions), at the Mandatory Default Amount.  After the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an annual interest rate equal to twenty percent (20%) in excess of the Interest Rate. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 6(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, unless the holders of a majority in principal amount of the then outstanding Debenture shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a deminimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Underlying Shares or Shares issuable upon exercise of the Warrant as permitted or required under the Transaction Documents;

b) pay cash dividends or distributions on any equity securities of the Company; or

c) enter into any agreement with respect to any of the foregoing.;

Section 8. Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at the address (including email address) set forth in the Purchase Agreement or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder as set forth in the Purchase Agreement, or as appearing on the books of the Company, or such other facsimile number or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 8(a).  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the address set forth on the signature pages to the Purchase Agreement hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email to the address set forth on the signature page to the Purchase Agreement on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.

c) Assignment/Transferability. The Holder may assign or sell a portion or all of this Debenture to one or more of its Affiliates upon five (5) Trading Days’ notice to the Company, which assignment or sale does require the consent of the Company, or to one or more non-Affiliates upon five (5) Trading Days’ notice to the Company, which assignment or sale shall require the consent of the Company.

d) Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

e) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f) Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion.  Any waiver by the Company or the Holder must be in writing.

g) Severability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

i) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

GOPHER PROTOCOL INC.

By:	Gregory Bauer
Name: Gregory Bauer
Title: Chief Executive Officer

[Convertible Debenture Signature Page]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Debenture due _____ ___, 2019 of Gopher Protocol, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No: ____________________

Account No: __________________

Schedule 1

CONVERSION SCHEDULE

This Convertible Debenture due on ________ ____, 2019 in the original principal amount of $750,000 is issued by Gopher Protocol Inc., a Nevada corporation.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or Original Principal Amount)	Company Attest

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